EXHIBITS TO BE FILED BY EDGAR







Exhibits:

                           G - Actual and pro forma capitalization tables reflecting the sale of the Transition Bonds.

                  (b)      Financial Statements
                           1   -       JCP&L  Consolidated  Balance  Sheets,
                                       actual and pro forma, as at March 31,
                                       2001,  and  consolidated  Statements
                                       of Income,  actual and pro forma,  and
                                       Statement  of  Retained  Earnings,  for
                                       the twelve  months  ended  March 31,
                                       2001; and pro forma journal entries.

                           2   -       GPU  Consolidated  Balance  Sheets,
                                       actual and pro  forma,  as at March 31,
                                       2001,  and  consolidated  Statements
                                       of Income,  actual and pro forma,  and
                                       Statement  of  Retained  Earnings,  for
                                       the twelve  months  ended  March 31,
                                       2001; and pro forma journal entries.